Exhibit 99.1

FOR:  Immediate Release                              CONTACT:     Larry Lentych
      January 29, 2004                                            574 235 2702
                                                                  Andrea Short
                                                                  574-235 2348

                1ST SOURCE CORPORATION ANNOUNCES YEAR END RESULTS

         South Bend, IN--1st Source Corporation (Nasdaq:SRCE), parent company of 1st Source Bank, today reported net income of $19.15 million for the year 2003, an increase of 90.80 percent over the $10.04 million reported for the year 2002. Diluted net income per common share for 2003 amounted to $0.91, up 93.62 percent compared to $0.47 diluted net income per common share for 2002.

         Net income was $5.36 million for the fourth quarter of 2003 compared to the $0.96 million of net income reported for the fourth quarter of 2002. Diluted net income per common share for the fourth quarter of 2003 amounted to $0.26, compared to $0.05 per common share reported in the fourth quarter of 2002.

         The Board of Directors approved a fourth quarter cash dividend of $0.10 per share. The cash dividend is payable on February 17, 2004 to shareholders of record on February 9, 2004, and is an increase of 11.11 percent over the fourth quarter cash dividend in 2002.

         Christopher J. Murphy III, Chairman of 1st Source Corporation, commented, "While the fourth quarter presented challenges to our margins, we were pleased with the improvements in the quality of our loan portfolios as evidenced by lower non-performing asset ratios and lower net charge offs than a year ago."
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 1st Source Corporation

          Mr. Murphy continued, "At the end of the quarter, we closed down the asset securitization and purchased the loans in the 1st Source Master Trust. For many years, 1st Source was the originator and servicer of loans sold to and owned by the Trust, which were mainly loans secured by business use and personal aircraft, or by car rental company vehicles. However, the Trust had outlived its usefulness as a source of funding, and its accounting and reporting requirements had become way too time consuming. Closing the Trust freed up intellectual capital which can be redirected to achieve better benefit for 1st Source."

         "We are also very pleased with the success of our new personal on-line banking product, InfoSource Online, which provides free basic home banking services to our customers. Introduced late in the third quarter, over 11,000 customers had decided to become active users by year end, which is a pretty sound endorsement of the product, " Mr. Murphy concluded.

         The provision for loan losses was $2.83 million in the fourth quarter compared to $8.33 million in the fourth quarter of 2002. 1st Source's reserve for loan losses as of December 31, 2003, was 3.14 percent of total loans, compared to 2.72 percent as of December 31, 2002. Net charge-offs were $2.83 million for the fourth quarter 2003, compared to $8.06 million a year ago. Net charge-offs for the year were $13.36 million compared to $38.06 million in 2002. The ratio of nonperforming assets to net loans and leases was 1.59 percent on December 31, 2003, compared to 2.79 percent on December 31, 2002.

         Noninterest income for the fourth quarter of 2003 was $19.39 million, down 7.18 percent from the fourth quarter of 2002. This decrease was due to the slowdown of mortgage loan refinancings, lower trading account securities gains, and lower securitization impairment in the fourth quarter of 2003 compared to the same period in 2002. For the year, noninterest income was $80.20 million, up 9.68 percent from 2002. The predominant factor behind the growth in 2003 was mortgage loan servicing and sale income. This increase was partially offset by a decrease in equipment rental income and increased securitization impairment charges.
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 1st Source Corporation

Noninterest expense was $34.12 million for the fourth quarter of 2003, down
17.42 percent from the fourth quarter of 2002. This quarter to quarter decrease was primarily due to decreased loan collection and repossession expense, including lower valuation adjustments on repossessed aircraft. Also, depreciation on leased equipment decreased due to reduced demand for equipment leases, and salaries and employee benefits decreased due to lower mortgage commissions as mortgage loan refinancings slowed. For the year, noninterest expense was $138.90 million, down 1.31 percent from 2002. In general, 2003 noninterest expense reflects decreased depreciation on equipment owned under operating leases and decreased loan collection and repossession expense offset by increased salary and employee benefit expense.

         The 2003 earnings represent a return on average shareholders' equity of
 6.12 percent, compared to 3.23 percent for 2002. Return on total assets was
 0.59 percent compared to 0.29 percent for 2002.

         As of December 31, 2003, the 1st Source common equity-to-assets ratio was 9.45 percent, compared to 9.08 percent a year ago. Shareholders' equity was $314.70 million, up 1.70 percent from $309.43 million a year ago. Total assets at the end of 2003 were $3.33 billion compared to $3.41 billion at the end of 2002. Total deposits were $2.49 billion, down 8.32 percent from the end of 2002, and total loans were $2.23 billion, up 2.37 percent from 2002.

         1st Source takes pride in its identification as the largest locally owned financial institution headquartered in the Northern Indiana-Southwestern Michigan area. While delivering a comprehensive range of consumer and commercial banking services, 1st Source Bank has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment.
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 1st Source Corporation

         The corporation includes 60 banking centers in 15 counties, 7 Trustcorp Mortgage offices in Indiana, Ohio and Michigan, and 21 locations nationwide for the 1st Source Bank Specialty Finance Group. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to customers while playing a leadership role in the continued development of the communities in which it serves.

         1st Source may be accessed on its home page at "www.1stsource.com." Its common stock is traded on the Nasdaq Stock Market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src." Marketmakers in 1st Source common shares are FTN Midwest Research Securities; Goldman, Sachs & Company; Keefe, Bruyette & Woods, Inc.; Merrill Lynch, Pierce, Fenner; Morgan Stanley & Company, Inc.; NatCity Investments, Inc.; Prudential Equity Group, Inc,; RBC Dain Rauscher, Inc.; Sandler O'Neill & Partners; Schwab Capital Markets; Stifel, Nicolaus & Company, Inc.; and William Blair & Company.

         A portion of 1st Source's fixed and floating rate cumulative trust preferred securities are traded on the Nasdaq stock market under the symbols "SRCEP" and "SRCEO," respectively. The rate on the fixed rate securities is 9.0 percent and the rate for the fourth quarter, 2003 on the floating rate securities is 3.15 percent. Marketmakers in those securities are Goldman, Sachs & Company; Howe, Barnes Investments, Inc.; Schwab Capital Markets; and Stifel, Nicolaus & Company, Inc. Except for historical information contained herein, the matters discussed in this document express "forward-looking statements." Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. 1st Source may make
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 1st Source Corporation

 other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source's actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source's competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
                                      # # #
                                (Charts attached)


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
1ST SOURCE CORPORATION
4TH QUARTER 2003 FINANCIAL HIGHLIGHTS
(UNAUDITED-DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                        3 MONTHS ENDED                        12 MONTHS ENDED
                                                                          DECEMBER 31                            DECEMBER 31
END OF PERIOD BALANCES                                              2003            2002                   2003             2002

    Assets                                                                                          $  3,330,153       $   3,407,468
    Loans                                                                                              2,231,000           2,179,452
    Deposits                                                                                           2,487,215           2,712,905
    Reserve for Loan Losses                                                                               70,045              59,218
    Intangible Assets                                                                                     25,740              27,895
    Common Shareholders' Equity                                                                          314,691             309,429

AVERAGE BALANCES

    Assets                                                   $    3,177,552     $  3,503,022        $  3,258,174       $   3,466,382
    Earning Assets                                                2,922,488        3,181,936           2,981,622           3,149,632
    Investments                                                     787,701          634,611             702,973             639,178
    Loans                                                         2,032,231        2,225,297           2,091,004           2,332,992
    Deposits                                                      2,438,887        2,831,058           2,559,261           2,771,310
    Interest Bearing Liabilities                                  2,423,947        2,723,923           2,477,831           2,738,624
    Common Shareholders' Equity                                     313,245          309,397             312,793             310,412

INCOME STATEMENT DATA


    Net Interest Income                                      $       25,412     $     29,051        $   103,252        $     118,686
    Net Interest Income - FTE                                        26,143           29,825            106,244              121,822
    Provision for Loan Losses                                         2,832            8,333             17,361               39,657
    Noninterest Income                                               19,385           20,884             80,196               73,117
    Noninterest Expense                                              34,123           41,321            138,904              140,741
    Net Income                                                        5,361              963             19,154               10,039

PER SHARE DATA


    Basic Net Income Per Common Share                        $         0.26     $       0.05        $      0.92        $        0.48
    Diluted Net Income per Common Share                                0.26             0.05               0.91                 0.47
    Cash Dividends                                                    0.100            0.090              0.370                0.360
    Book Value Per Common Share                                       15.19            14.77              15.19                14.77
    Market Value - High                                              22.640           17.810             22.640               26.890
    Market Value - Low                                               18.850           10.900             12.570               10.900
    Basic Weighted Average Common Shares Outstanding             20,690,334       20,957,401         20,858,720           20,935,212
    Diluted Weighted Average Common Shares Outstanding           20,987,840       21,281,079         21,150,009           21,309,580

KEY RATIOS


    Return on Average Assets                                           0.67%            0.11%              0.59%               0.29%
    Return on Average Common Shareholders' Equity                      6.79             1.23               6.12                3.23
    Average Common Shareholders'Equity to Average Assets               9.86             8.83               9.60                8.95
    End of Period Tangible Common Equity to Tangible Assets            8.74             8.33               8.74                8.33
    Net Interest Margin                                                3.55             3.72               3.56                3.87
    Efficiency:  Expense to Revenue                                   71.72            76.22              69.83               67.27
    Net Charge Offs to Average Loans                                   0.55             1.44               0.64                1.63
    Loan Loss Reserve to Loans                                         3.14             2.72               3.14                2.72
    Nonperforming Assets to Loans and Leases                           1.59             2.79               1.59                2.79

ASSET QUALITY


    Loans Past Due 90 Days or More                                                                  $       212        $         154
    Non-accrual Loans                                                                                    27,085               35,664
    Other Real Estate Owned                                                                               3,010                4,362
    Repossessions                                                                                         6,263               21,343
    Equipment Owned Under Operating Leases                                                                  257                2,594
    Total Nonperforming Assets                                                                           36,827               64,117




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

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
1ST SOURCE CORPORATION AND SUBSIDIARIES
(UNAUDITED - DOLLARS IN THOUSANDS)

                                                               December 31,     December 31,
                                                                 2003              2002
                                                             -------------------------------
ASSETS

Cash and due from banks                                         $ 109,787         $ 120,894
Federal funds sold and
   interest bearing deposits with other banks                       1,355            81,881
Investment securities available-for-sale
     (amortized cost of $759,945 and $640,224
     at December 31, 2003 and December 31, 2002, respectively)    763,763           647,617

Trading account securities                                              -            13,347

Mortgages held for sale                                            60,215           146,640

Loans - net of unearned discount
   Commercial and agricultural                                    402,905           428,367
   Truck and automobile financing                                 491,052           445,195
   Aircraft financing                                             489,155           323,802
   Construction equipment financing                               219,562           303,126
   Loans secured by real estate                                   533,749           567,950
   Consumer loans                                                  94,577           111,012
                                                             -------------------------------
Total loans                                                     2,231,000         2,179,452
   Reserve for loan losses                                        (70,045)          (59,218)
                                                             -------------------------------
Net loans                                                       2,160,955         2,120,234

Equipment owned under operating leases,
     net of accumulated depreciation                               70,305            93,893
Net premises and equipment                                         38,431            40,899
Accrued income and other assets                                   125,342           142,063
                                                             -------------------------------
Total assets                                                   $3,330,153        $3,407,468
                                                             ===============================

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
  Noninterest bearing                                          $  396,026        $  419,289
  Interest bearing                                              2,091,189         2,293,616
                                                             -------------------------------
Total deposits                                                  2,487,215         2,712,905

Federal funds purchased and securities
  sold under agreements to repurchase                             276,040           212,040
Other short-term borrowings                                       114,814            48,638
Long-term debt and mandatorily redeemable securities               22,802            16,878
Subordinated notes                                                 56,444            54,750
Accrued expenses and other liabilities                             58,147            52,828
                                                             -------------------------------
Total liabilities                                               3,015,462         3,098,039

Shareholders' equity:
  Preferred stock-no par value                                        -                 -
  Common stock-no par value                                         7,578             7,579
  Capital surplus                                                 214,001           214,001
  Retained earnings                                               100,534            90,897
  Cost of common stock in treasury                                 (9,777)           (7,637)
  Accumulated other comprehensive income                            2,355             4,589
                                                             -------------------------------

Total shareholders' equity                                        314,691           309,429
                                                             -------------------------------
Total liabilities and shareholders' equity                     $3,330,153        $3,407,468
                                                             ===============================
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
CONSOLIDATED STATEMENTS OF INCOME
1ST SOURCE CORPORATION AND SUBSIDIARIES
(UNAUDITED - DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            Three Months Ended                       Twelve Months Ended
                                                                December 31                             December 31
                                                       -----------------------------     -----------------------------------
                                                           2003               2002                2003                2002
                                                       -----------------------------     -----------------------------------
Interest and Fee Income:
  Loans                                                 $ 31,606           $ 40,472           $ 137,382           $ 171,029
  Investment securities:
    Taxable                                                4,961              4,915              18,410              21,359
    Tax-exempt                                             1,348              1,482               5,614               6,037
  Other                                                      134                839                 916               1,078
                                                       -----------------------------     -----------------------------------
TOTAL INTEREST INCOME                                     38,049             47,708             162,322             199,503

Interest Expense:
  Deposits                                                10,276             16,049              49,153              71,084
  Short-term borrowings                                      973              1,545               5,121               5,659
  Subordinated notes                                         962                875               3,804               3,249
  Long-term debt and
    mandatorily redeemable securities                        426                188                 992                 825
                                                       -----------------------------     -----------------------------------
TOTAL INTEREST EXPENSE                                    12,637             18,657              59,070              80,817
                                                       -----------------------------     -----------------------------------
NET INTEREST INCOME                                       25,412             29,051             103,252             118,686
Provision for loan losses                                  2,832              8,333              17,361              39,657
                                                       -----------------------------     -----------------------------------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                               22,580             20,718              85,891              79,029

Noninterest Income:
  Trust fees                                               2,645              2,325              10,664              10,252
  Service charges on deposit accounts                      3,876              3,959              15,532              14,947
  Loan servicing and sale income                           4,037              4,852              17,474               7,406
  Equipment rental income                                  6,005              6,872              25,448              28,773
  Other income                                             3,069              4,624              15,014              14,575
  Investment securities and other investment losses         (247)            (1,748)             (3,936)             (2,836)
                                                       -----------------------------     -----------------------------------
TOTAL NONINTEREST INCOME                                  19,385             20,884              80,196              73,117
                                                       -----------------------------     -----------------------------------

Noninterest Expense:
  Salaries and employee benefits                          16,725             17,611              69,457              67,398
  Net occupancy expense                                    1,506              1,736               6,881               6,861
  Furniture and equipment expense                          2,444              2,827              10,363              10,719
  Depreciation - leased equipment                          4,576              5,637              19,773              23,494
  Supplies and communication                               1,562              1,707               6,163               6,582
  Loan collection and repossession expense                 2,251              6,752               8,112               9,851
  Other expense                                            5,059              5,051              18,155              15,836
                                                       -----------------------------     -----------------------------------
TOTAL NONINTEREST EXPENSE                                 34,123             41,321             138,904             140,741
                                                       -----------------------------     -----------------------------------
INCOME BEFORE TAXES                                        7,842                281              27,183              11,405
Income tax expense (benefit)                               2,481               (682)              8,029               1,366
                                                       -----------------------------     -----------------------------------
Net Income                                               $ 5,361              $ 963            $ 19,154            $ 10,039
                                                       =============================     ===================================


The NASDAQ Stock Market National Symbol: "SRCE" (CUSIP #336901 10 3) Please contact us at shareholder@1stsource.com.


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